EXHIBIT 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13D, dated August 22, 2014 (the “Schedule 13D”), with respect to the Class A Common Stock, par value $.01 per share, of The Madison Square Garden Company is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement (the “Agreement”) shall be included as an Exhibit to this Schedule 13D.  Each of the undersigned agrees to be responsible for the timely filing of this Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 22nd day of August 2014.

JAT CAPITAL MANAGEMENT, L.P.

By:	JAT Capital Management, L.L.C., its General Partner

By:	/s/ John Thaler
Name: John Thaler
Title: Managing Member

JAT CAPITAL MANAGEMENT, L.L.C.

By:	/s/ John Thaler
Name: John Thaler
Title: Managing Member

By:	/s/ John Thaler
John Thaler